EXHIBIT 23.2



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Synergy Resources Corporation
Platteville, Colorado

We consent to the use in this Registration Statement on Form S-1 of Synergy Resources Corporation (the "Company") of our report of independent registered public accounting firm dated November 19, 2010, with respect to the balance sheet of the Company as of August 31, 2010, and the related statements of operations, shareholders' equity (deficit) and cash flows for year then ended.


                                         /s/Ehrhardt Keefe Steiner & Hottman PC
                                         Ehrhardt Keefe Steiner & Hottman PC

September 23, 2011
Denver, Colorado



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SYNERGY RESOURCES CORPORATION

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated November 12, 2009 on the balance sheet of Synergy Resources Corporation as of August 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for year then ended.


STARKSCHENKEIN, LLP

/s/ StarkSchenkein, LLP

September 23, 2011
Denver, Colorado